BY LAWS
OF
XENITH BANKSHARES, INC.

ARTICLE I.
Meetings of Shareholders

1.1    Places of Meetings. All meetings of the shareholders shall be held at such place, either within or without the State of Virginia, as from time to time may be fixed by the Board of Directors.

1.2     Annual Meetings. The annual meeting of the shareholders, for the election of Directors and transaction of such other business as may come before the meeting, shall be held each year on such business day as shall be designated in a resolution of the Board of Directors. The failure to hold an annual meeting at the time stated in or fixed in accordance with these By Laws does not affect the validity of any action taken by the Corporation.

1.3    Special Meetings. Special meetings of the shareholders for any purpose or purposes may be called at any time by the Board of Directors on its own motion or on the motion of the Chairman of the Board of Directors, the President or Chief Executive Officer, and upon such call the Board of Directors shall fix the date of such special meeting. At a special meeting no business shall be transacted and no action shall be taken other than that stated in the notice of the meeting.

1.4     Notice of Meetings. Written notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his address which appears on the stock transfer books of the Corporation except that notice of a shareholders’ meeting to act on an amendment of the Articles of Incorporation, a plan of merger or share exchange, a proposed sale of assets pursuant to Section 13.1-724 of the Virginia Stock Corporation Act or any similar successor statute, or the dissolution of the Corporation shall be given not less than twenty-five nor more than sixty days before the meeting date. Meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

1.5     Action by Shareholders Without a Meeting. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if one or more consents, in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof and delivered to the Secretary for inclusion in the Corporation’s minutes or filing with the Corporation’s records. Any action taken by unanimous written consent of the shareholders shall be effective according to its terms when all consents are in possession of the Corporation. Notwithstanding the foregoing, an action taken by written consent of the shareholders that specifies an effective date shall be effective as of such date, provided the consent states the date of execution by each shareholder. A shareholder may withdraw his written consent only by delivering a written notice of withdrawal to the Secretary prior to the time that all consents are in possession of the Corporation. If not otherwise determined by resolution of the Board of Directors, the record date for determining shareholders entitled to take action without a meeting shall be the date the first shareholder signs such consent. Any such consent shall have the same force and effect as a unanimous vote of the shareholders.

1.6     Quorum. Any number of shareholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting until a quorum shall attend. Once a share is represented for any purpose at a meeting of shareholders, it shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is, or shall be, set for that adjourned meeting.

1.7     Voting. At any meeting of the shareholders each shareholder entitled to vote on any matter coming before the meeting shall, as to such matter, have one vote, in person or by proxy, for each share of capital stock standing in his or her name on the books of the Corporation on the date, not more than seventy days prior to such meeting, fixed by the Board of Directors, for the purpose of determining shareholders entitled to vote, as the date on which the stock transfer books of the Corporation are to be closed or as the record date. Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or his duly authorized attorney-in-fact, or submitted to the Corporation by electronic means or otherwise as allowed by law. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes before or at the time of the meeting. No proxy shall be valid after eleven months from its date, unless otherwise expressly provided in the proxy. If a quorum is present at a meeting of the shareholders, action on a matter other than election of Directors shall be approved if the votes cast within the voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a vote of a greater number is required by the Articles of Incorporation or these By Laws. If a quorum is present at a meeting of the shareholders, Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in such election.

1.8     Inspectors. An appropriate number of inspectors for any meeting of shareholders may be appointed by the Chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots, and will decide all questions as to the qualifications of voters, validity of proxies and ballots, and the number of votes properly cast.

1.9    Postponements; Adjournments; Cancellations: Adjournments, postponements, or cancellation of any meeting of the stockholders (other than those called by act of the stockholders) may be called in the discretion of the Board of Directors or, if so authorized by the

Board of Directors, by its Chairman on behalf of the Board of Directors. The postponement or adjournment of any such meeting shall be later held on such date and at such time and place as the Board of Directors or its Chairman in its or his discretion may determine.

ARTICLE II.
Directors

2.1    General Powers. The property, affairs and business of the Corporation shall be managed by the Board of Directors and, except as otherwise expressly provided by law, the Articles of Incorporation or these By Laws, all of the powers of the Corporation shall be vested in such Board. A majority of the Directors of the Corporation shall be “independent” in accordance with applicable listing standards.

2.2     Number, Election, Removal, Vacancies. The Articles of Incorporation specify the number of Directors, specify procedures for removal of Directors and contain certain other provisions relating to the Board of Directors and Directors. The Articles of Incorporation shall govern with regard to all matters concerning the Board of Directors and the Directors that are addressed in the Articles. Section 2.7 of these Bylaws governs nominations of Directors. A majority of the number of Directors elected and serving at the time of any meeting shall constitute a quorum for the transaction of business. The act of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

2.3    Meetings of Directors. The Board of Directors shall hold meetings at least annually, at which meeting a majority of the whole Board shall be necessary for the lawful transaction of business. Other meetings of the Board of Directors shall be held at places within or without the State of Virginia and at times fixed by resolution of the Board, or upon call of the Chairman of the Board, the President or Chief Executive Officer or a majority of the Directors. The Secretary or officer performing the Secretary’s duties shall give not less than twenty-four hours’ notice by letter, telephone or any form of recognized electronic communication of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the Directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting. Members of the Board of Directors or any committee designated thereby may participate in a meeting of the Board or such committee by any means of communication whereby all persons participating in the meeting can simultaneously hear each other, and participation by such means shall constitute presence in person at such meeting. A written record shall be made of any action taken at a meeting conducted by such means of communication. The Board of Directors may resolve by majority vote such additional requirements regarding attendance by a Director at a meeting by means other than in person.

2.4    Actions by Board of Directors or Committee Without Meeting. Any action which may be taken at a meeting of the Board of Directors or of a committee of the Board may be taken without a meeting if one or more consents in writing, setting forth the action so taken, is signed either before or after such action by all of the Directors or all of the members of the committee, as the case may be, and delivered to the Secretary for inclusion in the Corporation’s minutes or filing with the Corporation’s records. Such action shall be effective when the last Director or committee member, as the case may be, signs the consent, unless the consent specifies a different effective date, in which event an action so taken shall be effective on the date specified therein, provided the consent states the date of execution by each Director or committee member, as the case may be. Any such consent shall have the same force and effect as a unanimous vote of the Directors or committee members, as the case may be.

2.5    Compensation. By resolution of the Board of Directors, Directors may be allowed a fee and expenses for attendance at all meetings, as well as discount and other privileges. Nothing herein shall preclude Directors from serving the Corporation in other capacities and receiving compensation for such other services.

2.6    Retirement Age of Directors; Directors Emeritus. Directors shall not be eligible for re-election following attainment of the age of seventy-five, unless the Board of Directors, upon affirmative vote of a majority of the Board of Directors participating, elects to waive such retirement age. Following retirement a Director may, upon affirmative vote of a majority of the Board of Directors, serve as Director Emeritus, which position may be honorary and without voting rights. The Board of Directors may from time-to-time resolve by majority vote such additional requirements or privileges regarding service as Director Emeritus.

2.7    Nomination of Directors

(a) Eligibility. Only persons who are first recommended by the Nominating Committee or, as allowed by law, applicable regulation or applicable listing rules or standards, the Board of Directors acting as the Nominating Committee and then selected by the Board of Directors or who are nominated by shareholders in accordance with the procedures set forth in this Section 2.7, shall be eligible for election, or qualified to serve, as directors. Nominations of individuals for election to the Board of Directors of the Corporation at any annual meeting or any special meeting of shareholders at which directors are to be elected may be made by any shareholder of the Corporation entitled to vote for the election of directors at that meeting by compliance with the procedures set forth in this Section 2.7. Nominations by shareholders shall be made by written notice (a “Nomination Notice”), which shall set forth the following information: (1) as to each individual nominated, (i) the name, date of birth, business address and residence address of such individual, (ii) the business experience during the past five years of such nominee, including his or her principal occupations and employment during such period, the name and principal business of any corporation or other organization in which such occupations and employment were carried on, and such other information as to the nature of his or her responsibilities and level of professional competence as may be sufficient to permit assessment of his or her prior business experience, (iii) whether the nominee is or has ever been at any time a director, officer or owner of 5% or more of any class of capital stock, partnership interests or other equity interest of any corporation, partnership or other entity, (iv) any directorships held by such nominee in any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as a investment company under the Investment Company Act of 1940, as amended, (v) whether, in the last five years, such nominee has been convicted in a criminal proceeding or has been subject to a judgment, order, finding or decree of any federal, state or other governmental entity, concerning any violation of federal, state or other law, or any proceeding in bankruptcy, which conviction, order, finding, decree or proceeding may be material to an evaluation of the ability or integrity of the nominee and (vi) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the Exchange Act had the nominee been nominated by the Board of Directors; and (2) as to the person submitting the Nomination Notice and any person acting in concert with such person, (i) the name and business address of such person, (ii) the name and address of such person as they appear on the Corporation’s books (if they so appear), (iii) the class and number of shares of the Corporation that are beneficially owned by such person, (iv) a representation that the shareholder (A) is a holder of record of common stock of the Corporation entitled to vote at the meeting at which directors will be elected and (B) intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (v) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. A written consent to being named in a proxy statement as a nominee, and to serve as a director if elected, signed by the nominee, shall be filed with any Nomination Notice. If the presiding officer at any shareholders’ meeting determines that a nomination was not made in accordance with the procedures prescribed by these By Laws, he shall so declare to the meeting and the defective nomination shall be disregarded.

(b) Shareholder Nomination Notice. Nomination Notices shall be delivered to the Secretary at the principal executive office of the Corporation not later than (i) 45 days before the date on which the Corporation first mailed its proxy materials for the prior year’s annual meeting of shareholders (or, if the date of the annual meeting has changed more than 30 days from the prior year, then notice must be received a reasonable time before the Corporation mails its proxy materials for the current year) or, (ii) in the case of special meetings, at the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders.

ARTICLE III.
Committees

3.1    Executive Committee. The Board of Directors, by resolution adopted by a majority of the number of Directors then in office, may elect an Executive Committee which shall consist of not less than two Directors, including the Chairman and any Vice Chairmen, the President and/or the Chief Executive Officer. When the Board of Directors is not in session, the Executive Committee shall have all power vested in the Board of Directors by law, by the Articles of Incorporation, or by these By Laws, provided that the Executive Committee shall not have power to approve an amendment to the Articles of Incorporation or a plan of merger or consolidation, a plan of exchange under which the Corporation would be acquired, the sale, lease or exchange, or the mortgage or pledge for a consideration other than money, of all, or substantially all, the property and assets of the Corporation otherwise than in the usual and regular course of its business, the voluntary dissolution of the Corporation, or revocation of voluntary dissolution proceedings, or to take any action prohibited by express resolution of the Board of Directors. The Executive Committee shall report at the next regular or special meeting of the Board of Directors all action which the Executive Committee may have taken on behalf of the Board since the last regular or special meeting of the Board of Directors.

3.2    Other Committees. The Board of Directors, by resolution duly adopted, shall establish a Governance and Nominating Committee, Compensation Committee, and Audit Committee, and may establish such other standing or special committees of the Board, as it may deem advisable; and the members, terms and authority of such committees shall be as set forth in the resolutions establishing the same. The Governance and Nominating, Compensation and Audit Committees shall each be composed solely of independent directors and directors who satisfy other applicable listing standards and may exercise the authority of the Board of Directors conferred to such committees in their charters and/or adopting resolutions, as amended from time to time. The number of members of the Governance and Nominating, Compensation, and Audit Committees shall be determined by the Board, but shall not be less than three, unless applicable law requires a greater number.

3.3    Meetings. Regular and special meetings of any committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these By Laws for regular and special meetings of the Board of Directors.

3.4    Quorum and Manner of Acting. A majority of the members of any committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a committee meeting at which a quorum is present shall constitute the act of the committee.

3.5    Term of Office. Members of any committee shall hold office until their successors are elected by the Board of Directors or until such committee is dissolved by the Board of Directors.

3.6    Resignation and Removal. Any member of a committee may resign at any time by giving written notice of his intention to do so to the President, Chief Executive Officer or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

3.7    Vacancies. Any vacancy occurring in a Committee resulting from any cause whatever may be filled by the Board of Directors.

ARTICLE IV.
Officers

4.1    Election of Officers; Terms. The officers of the Corporation shall consist of a President, a Chief Executive Officer, a Secretary, a Treasurer and/or Chief Financial Officer, and at the option of the Board of Directors, one or more Executive Vice Presidents and Senior Vice Presidents. The Board of Directors for the Corporation shall also elect a Chairman of the Board and may elect one or more Vice Chairmen. The President, Chief Executive Officer, Treasurer and/or Chief Financial Officer, and any other officer of the Corporation so designated by the Board of Directors shall be the Corporation’s Executive Officers. Other officers, including one or more Vice Presidents beneath the level of Executive or Senior Vice President, and assistant and subordinate officers , may from time to time be elected by the Board of Directors, and they shall hold office for such terms or until such time as the Board of Directors may prescribe. In addition, either such Executive Officers designated by the Board of Directors or in any event the Corporation’s Chief Executive Officer shall have the authority to appoint officers other than Executive Officers. All officers shall hold office until the next annual meeting of the Board of Directors or until their successors are elected. Any two or more offices may be held by the same person. No officer of the Corporation shall at the same time serve as an officer of any other financial institution unless such institution is within the same financial institution holding company as the Corporation.

4.2    Removal of Officers; Vacancies. Any officer, including Executive Officers, may be removed summarily with or without cause, at any time, by the Board of Directors. In addition, the Chief Executive Officer, or if there is no Chief Executive Officer, the President, may remove any non-Executive Officer summarily with or without cause, at any time. Vacancies may be filled by the Board of Directors or by the Chief Executive Officer (or if there is no Chief Executive Officer, the President) with regard to any non-Executive Officer.

4.3     Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

4.4    Duties of the President and/or Chief Executive Officer. Unless otherwise designated by the Board of Directors as provided for in these By Laws, the President shall be the chief executive officer of the Corporation and shall be primarily responsible for the implementation of policies of the Board of Directors. He shall have general management and direction of the business and operations of the Corporation and its several divisions, subject only to the ultimate authority of the Board of Directors. Except as otherwise provided in these Bylaws, the President shall be an ex officio member of all committees of the Board other than the Governance and Nominating, Compensation and Audit Committees. The President shall preside at all meetings related to the conduct of the Corporation’s business, except Board of Directors’ meetings. He may sign and execute in the name of the Corporation stock certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these By Laws to some other officer or agent of the Corporation or as otherwise required by law. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors. The Board of Directors may at any time determine that the responsibilities of the President described above be separated so that the President and Chief Executive Officer be separate individuals and offices. If the Board of Directors so resolves, it shall describe the responsibilities and authority of each office, which may be concurrent.

4.5    Duties of the Chairman of the Board/Vice Chairmen of the Board. The Chairman of the Board shall preside at all Board of Directors’ meetings and shall have such powers and duties as may from time to time be assigned to him by the Board of Directors. Any Vice Chairman of the Board elected by the Board of Directors shall have such powers and duties as may from time to time be assigned to him by the Board of Directors.

4.6    Duties of the Executive and Senior Vice Presidents. Each Executive and Senior Vice President, if any, shall have such powers and duties as may from time to time be assigned to him by the chief executive officer of the Corporation or the Board of Directors. Any Executive or Senior Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the chief executive officer of the Corporation to some other officer or agent of the Corporation or as otherwise required by law.

4.7     Duties of the Treasurer or Chief Financial Officer. The Treasurer or Chief Financial Officer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit all monies and securities of the Corporation in such banks and depositaries as shall be designated by the Board of Directors. He shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; (ii) for the preparation of appropriate operating budgets and financial statements; (iii) for the preparation and filing of all tax returns required by law; and (iv) for the performance of all duties incident to the office of Treasurer or Chief Financial Officer and such other duties as from time to time may be assigned to him by the Board of Directors or the President. The Treasurer or Chief Financial Officer may sign and execute in the name of the Corporation stock certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these By Laws to some other officer or agent of the Corporation or as otherwise required by law. The Board of Directors may at any time determine that the responsibilities of the Treasurer or Chief Financial Officer described above be separated so that the Treasurer and Chief Financial Officer be separate individuals and offices. If the Board of Directors so resolves, it shall describe the responsibilities and authority of each office, which may be concurrent.

4.8    Duties of the Secretary. The Secretary shall act as secretary of all meetings of the Board of Directors and shareholders of the Corporation. When requested, he shall also act as secretary of the meetings of the committees or the Board. He shall keep and preserve the minutes of all such meetings in permanent books. He shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all stock certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with law or the provisions of these By Laws; shall have custody of all deeds, leases, contracts and other important documents related to the conduct of the Corporation’s business; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a corporation; shall see that all reports, statements and other documents required by law (except tax returns) are properly filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the chief executive officer of the Corporation.

4.9    Compensation. The Board of Directors shall have authority to fix the compensation of all officers of the Corporation by resolution, with the affected officer not voting, and to enter into such contracts of employment with such officers as the Board of Directors may deem appropriate. In addition, the chief executive officer of the Corporation shall have the authority to fix the compensation of non-Executive Officers and to enter into contracts of employment with non-Executive Officers.

ARTICLE V.
Capital Stock

5.1    Subscriptions to Stock. Subscriptions to the capital stock of the Corporation shall be paid in money at not less than the par value of the stock.

5.2    Certificates. The shares of capital stock of the Corporation may be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law, or the Board of Directors may authorize the issuance of some or all shares of stock without certificates. In such event, within a reasonable time after issuance, the Corporation shall mail to the shareholder a written confirmation of its records with respect to such shares containing the information required by law. Transfer agents and/or registrars for the stock of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing such stock. If any officer whose signature or facsimile thereof shall have been used on a stock certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

5.3    Lost, Destroyed and Mutilated Certificates. Holders of the stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

5.4    Transfer of Stock. The stock of the Corporation shall be transferable or assignable only on the books of the Corporation by the holders in person or by attorney on surrender of the Certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

5.5    Closing of Transfer Books and Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

5.6.     Control Share Acquisition Statute. Article 14.1 of the Virginia Stock Corporation Act shall not apply to acquisitions of shares of the Corporation’s capital stock.

ARTICLE VI.
Corporate Records

6.1    Minutes of Meetings and Records of Actions Taken Without Meetings. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, of all actions taken by the shareholders or Board of Directors without a meeting, and of all actions taken by a Committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation.

6.2    Accounting Records. The Corporation shall maintain appropriate accounting records.

6.3     List of Shareholders. The Corporation or its agent shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order of shares showing the number of shares held by each.

6.4     Form of Records. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

6.5    Specific Records Which Corporation Must Keep. The Corporation shall keep a copy of the records required to be kept by Section 13.1-770 of the Virginia Stock Corporation Act or any similar successor statute.

ARTICLE VII.
Miscellaneous Provisions

7.1     Seal. The seal of the Corporation shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word “Seal” and the name of the Corporation.

7.2     Fiscal Year. The fiscal year of the Corporation shall end on such date and shall consist of such accounting periods as may be fixed by the Board of Directors.

7.3     Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

7.4     Amendment of By Laws. Unless proscribed by the Articles of Incorporation or by law, these By Laws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the Directors fixed by the Board of Directors in accordance with the Articles of Incorporation. Shareholders entitled to vote in respect to the election of Directors, however, shall have the power to rescind, alter, amend or repeal any By Laws and to enact By Laws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

7.5    Voting of Stock Held. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, the chief executive officer of the Corporation may from time to time appoint an attorney or attorneys or agent or agents of this Corporation, in the name and on behalf of this Corporation, to cast the vote which this Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose stock or securities may be held by this Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the chief executive officer of the Corporation shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of this Corporation, and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment the chief executive officer of the Corporation may himself attend any meetings of the holders of stock or other securities of any such other corporation and there vote or exercise any or all power of this Corporation as the holder of such stock or other securities of such other corporation.

7.6    Indemnification. All officers and Directors of the Corporation shall be indemnified to the fullest extent permitted by law as provided in the Articles of Incorporation.